UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024

RACKSPACE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

1-800-961-4454
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 6, 2023, the board of directors (the "Board") of the Company, with the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Mark Gross as a member of the Board. Mr. Gross will serve as a Class III director (as defined in the Company’s second amended and restated certificate of incorporation) for a term expiring at the Company's 2026 annual meeting of stockholders. Mr. Gross qualifies as an independent director under the independence requirements set forth under Rule 5605(a)(2) of the Nasdaq Listing Rules and applicable law.

Mr. Gross succeeds Mr. Thomas Cole as a member of the Company's Board. Mr. Cole unexpectedly passed away over the recent holiday season.

Mr. Gross, age 60, has served as executive chairman of Southeastern Grocers, Inc. since 2020. Mr. Gross previously served as president, chief executive officer and director of Supervalu, Inc. from 2016-2018, as president and founder of Surry Investment Advisors LLC from 2006-2015 and in various leadership positions with C&S Wholesale Grocers from 1997-2006, including as general counsel, chief financial officer, co-president and member of the board. Mr. Gross also spent seven years as an attorney with the law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked on complex restructuring deals, finance transactions and mergers & acquisitions. Mr. Gross also serves as co-chairman of the board of Northeast Grocery (since 2021, and including its predecessor Tops Markets, Inc. from 2019-2021), as a director and chair of the audit committee of Acosta and as a director and chair of the nomination and governance committee and member of the audit committee of Diebold-Nixdorf. In addition, he served as as chief executive officer and chairman of Kernel Group Holdings from 2020-2022. He received his law degree from the University of Pennsylvania and a bachelor of arts from Dartmouth College. Mr. Gross was selected to serve on the Company's Board based on his broad business and leadership experience, complex commercial transactions and business transformations.

There are no arrangements or understandings between Mr. Gross and any other persons pursuant to which he was selected as a director of the Company. There are no family relationships between Mr. Gross and any other director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. At this time, the Board has not made a determination as to potential standing committee assignments for Mr. Gross.

Mr. Gross has entered into an indemnification agreement with the Company, the form of which was previously filed as Exhibit 10.32 to the Company's Amendment No. 2 to Registration Statement on Form S-1/A filed with the SEC on July 27, 2020. Mr. Gross will also receive compensation in accordance with the Company's standard compensatory program for non-employee directors.

Item 7.01.    Regulation FD Disclosure.

On February 8, 2024, the Company issued a press release announcing the foregoing director appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated February 8, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

Date:	February 8, 2024	By:	/s/ Sarah Alexander
Sarah Alexander
Vice President, Deputy General Counsel & Assistant Secretary